UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2014

DLD GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27195	98-0117139
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

25 Fordham Drive
Buffalo, New York 14216
(Address of principal executive offices) (Zip Code)

(716) 868-6789
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Report, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “DLD” “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of DLD Group, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires and for the purposes of this report only:

  “DLD WOFE” refers to Beijing DLD Enterprise Management Consulting Co., Ltd., a PRC wholly owned foreign enterprise (“WOFE”);
  “Commission” refers to the Securities and Exchange Commission;
  “DLD BVI” refers to DLD Great Industry Limited, a British Virgin Islands company;
  “DLD Group” refers to DLD Group, Inc., a Nevada company;
  “DLD HK” refers to DLD International Group Limited, a Hong Kong company;
  “DLD Technology” refers to Dianliandian Science & Technology Co., Ltd., a PRC company;
  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
  “DLD Henan” refers to Henan Dianliandian Information Technology Co., Ltd., a PRC company;
  “PRC” refers to the People’s Republic of China;
  “Securities Act” refers to the Securities Act of 1933, as amended; and
  “STSW” refers to Shenzhen Tongchengyi Sanxing Weiye Network Technology Inc., a PRC Company.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Share Exchange

On December 30, 2014 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, DLD BVI, and the former shareholders of DLD BVI, pursuant to which the former shareholders of DLD BVI transferred to us all of their shares of DLD BVI in exchange for the issuance of 2,000,000 shares of our common stock, which represented approximately 95.23% of our total shares outstanding immediately following the closing of the transaction (such transaction, the “Share Exchange”). As a result of the Share Exchange, DLD BVI became our wholly-owned subsidiary. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in online, offline and mobile commerce in the PRC.

The foregoing descriptions of the terms of the Exchange Agreement are qualified in their entirety by reference to the provisions of the agreement filed as Exhibits 10.1 to this Report, which is incorporated by reference herein.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on the Closing Date, we completed the acquisition of DLD BVI pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein DLD BVI is considered the acquirer for accounting and financial reporting purposes. The disclosures in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the completion of the Share Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange). The information provided below relates to the combined operations of the Company after the acquisition of DLD BVI, except that information relating to periods prior to the date of the reverse acquisition only relate to DLD BVI and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on June 25, 1997 under the laws of the State of Nevada. The Company re-entered the development stage on January 1, 2002. Until we completed the Share Exchange, we had no revenue and our operations were limited to development of our business plan and target customer market. As a result of the reverse acquisition of DLD BVI on December 31, 2014 we now are a holding company which through certain contractual arrangements with operating companies in the PRC, engages in online, offline and mobile commerce in the PRC.

Reverse Acquisition of DLD BVI

On the Closing Date, we completed a reverse acquisition transaction through a share exchange with DLD BVI whereby we acquired all of the issued and shares of DLD BVI in exchange for 2,000,000 shares of our common stock, which represented approximately 95.23% of our total shares outstanding immediately following the closing of the Share Exchange. As a result of the Share Exchange, DLD BVI became our wholly-owned subsidiary and the former shareholders of DLD BVI became our controlling stockholders. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in online, offline and mobile commerce in the PRC.

The share exchange transaction with DLD BVI was treated as a reverse acquisition, with DLD BVI as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of DLD BVI, the Operating Companies and their respective consolidated subsidiaries.

Overview of DLD China

We are operating as a discount product information platform which integrates online, offline and mobile commerce in China. We consolidate discount information by operating DLD Discount Web Http://www.dld.com, an online-to-offline “O2O” promotional information marketplace, DLD E-mall, an online shopping marketplace, and E-supermarket, an online supermarket. We sell membership cards to offline customers who can enjoy discounts and special price when they shop in our merchant partners’ store offline. Our three online marketplaces and offline membership service and together with our mobile apps as a whole enables both our online and offline local merchant partners and brick-and-mortar retailers to reach consumers in a more effective and efficient manner. Our headquarter resides in the city of Beijing in China.3rd and 4th Floor, Building 3, Number 11 East Xinyuanli, North of Dongsanhuan road, Chaoyang District, Beijing, China The size of our headquarter office building is 380 m2.

Organization & Subsidiaries

DLD Group is a U.S. holding company and we conduct our business in China mainly through our subsidiaries and variable interest entities.

We established DLD BVI and DLD HK in British Virgin Islands and Hong Kong in 2012 and 2013 respectively. They are offshore holding companies in order to facilitate international financing.

We formed DLD WOFE, a wholly foreign owned entity in 2013. We may rely on dividends from our wholly foreign-owned subsidiaries in China for our cash requirements. Under PRC laws and regulations, our wholly foreign-owned subsidiaries in China may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations.

We assisted in establishing DLD Technology in 2012 and STSW in 2009. We obtained control over DLD Technology and STSW through DLD WOFE by entering into a series of contractual agreement with DLD Technology, STSW and their shareholders’ respectively.

We assisted in establishing DLD Henan in 2014. It is owned 100% by DLD Technology. DLD Henan is engaged in computer software research and development, computer data management; and advertisement design, production, and distribution as well as investment management.

In December 2014, DLD WOFE entered a series of contractual agreement with DLD Technology and STSW (the “Contractual Arrangements”). The following is a summary of each of the Contractual Arrangements:

  Exclusive Business Cooperation Agreement. DLD WOFE has the sole and exclusive right to provide specified technology consulting and services to DLD Technology and STSW. DLD Technology and STSW agree to pay service fees to DLD WOFE on an annual basis and the amount of the service fee is decided by DLD WOFE on the basis of the work performed and commercial value of the services. The initial term of the agreements is 10 years.

  Exclusive Option Agreement. The shareholders of DLD Technology and STSW irrevocably grant DLD WOFE an exclusive option to purchase or have its designated persons to purchase at its discretion, to the extent permitted under PRC law, all or part of their equity interests in DLD Technology and STSW. The purchase price should equal the amount that the shareholders contributed to DLD Technology and STSW as registered capital for the equity interest to be purchased, or be the lowest price permitted by applicable PRC law. The initial term of these agreements is 10 years and can be renewed for an additional 10 years.

  Share Pledge Agreement. Each of the shareholders of DLD Technology and STSW has pledged all of his equity interest in DLD Technology and STSW to guarantee their and DLD Technology’s or STSW’s performance of his obligations under, where applicable, the exclusive technology consulting and services agreement, exclusive option agreement and power of attorney.

  Power of Attorney. Each of the shareholders of DLD Technology and STSW has granted an irrevocable power of attorney, appointing DLD WOFE’s designated person as his attorney-in-fact to exercise all shareholder rights. Each power of attorney will remain in force for so long as the shareholder remains a shareholder of DLD Technology or STSW.

DLD BVI does not own any equity interests in the PRC operating companies, DLD Technology and STSW, but controls and receives the economic benefits of their business operations through the Contractual Arrangements. In addition, the operating companies are deemed DLD BVI’s variable interest entities and, accordingly, DLD BVI is able to consolidate the operating companies’ results, assets and liabilities into its financial statements.

DLD BVI’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies.

Our corporate structure is as follows:

Our Business Model

Online Business

Discount Web: We start our business by launching our DLD Discount Web Http://www.dld.com, which is an O2O promotional information marketplace that helps local merchants to release their daily marketing and promotional information online to capture our customers’ “in-store” spending needs in 2010 in the city of Shenzhen. To help our customers find more information about the shops more efficiently and have the most updated information about shop’s promotions, DLD Discount Web has grown to cover China’s 31 provinces, across diverse categories, including food, entertainment, travel, accommodation, and lifestyle. The number of promotion messages has reached 1000 pieces daily by now. Online member has grown significantly from 1,042,500 at the end of 2012 to 6,084,300 at the end of September 2014. Registered customers are able to enjoy the discounts and special price offer when they go shopping both online and offline, which are pre-negotiated by our company. We also foster an online interactive user community which allows customers to discuss, rate and review products, and services offered by the offline shops , and share shopping experiences with each other in our online community. We believe it will be the word-of-mouth spread and help attract more potential customers to our services more effectively.

E-Supermarket: Our online supermarket DLD E-Supermarket features a great selection of good quality products, convenient online service and certainly the low prices. We select quality partners in each city to ensure the service maintained with the same standards. We are planning to penetrate lower tier cities to capture the increasing demand for customers’ daily shopping needs. DLD E-Supermarket was built in May 2013, by the end of September 2014, there are more than 11,800 different types of products selling on DLD E-supermarket website through B2C model. So far it only operates in the city of Zhengzhou and we are planning to expand this business to the rest part of China. We will start from major city like Shanghai and Beijing soon.

DLD E-mall: Our online shopping marketplace DLD E-mall enables individuals to leverage the power of the Internet to establish their online presence and conduct commerce with consumers no matter where they are. We offer customers a wide selection of physical goods including apparel, makeups and jewelries, consumer electronics, baby products, home furnishings, sport wear, recreational supplies and many more. It is mainly a C2C business. DLD E-mall was established in March 2014, till the end of September 2014, DLD E-mall presents around 1500 merchant partners with more than 12,000 types of products.

Smart-Life Channel: One of the latest product is Smart-Life channel that we launched on DLD Discount Web recently. It is a Groupon type of business, but without requirement of a minimum number of purchasers. We believe the more convenient experience they have with us, the higher chances that they will stay with our service. Our payment system provides high security for customers to make a payment online, so that customers would not have any concerns of making online payment.

Offline Business

To help our offline customers, we started distributing membership cards in 2012 in the city of Beijing. Our members can enjoy the discounts and special prices that are pre-negotiated by our company and our local partners when they shop offline. Since we launched our offline business, our offline customers’ base has been enjoying strong growth and has grown significantly from 504,700 customers at the end of 2012 to 4,152,400 at the end of September 2014.

DLD offers customers the most convenient shopping experience no matter if it is online, offline, or on mobile. Our membership cards together with our major shopping websites, http://www.dld.com, and mobile apps capture and serve customers’ shopping needs in most of perspectives. One of our new initiatives is that we will launch a global-shopping site to expand our merchant partners to foreign countries. We are aiming at bringing the competitive products and prices to our customers. In the long term, we will grow our online and mobile business, at the same time, maintain our offline competitive advantage, expand our product offerings and expend to more regions.

Revenue Source

Our total revenue principally represents marketing services revenue, commissions on transactions, and membership. The revenues are generated from 4 business lines, including DLD Discount Web, DLD E-mall, DLD E-supermarket and offline business.

Our marketing services revenue comprises of card sales, direct mail (DM) and electronic direct mail service fees (EDM) and online advertising fees. Commissions on transactions comprise of commissions generated from online and offline transactions. Membership fees represent fees charged on merchants partners as a fixed fee.

Company Milestones

In 2010, we started our online business by launching DLD Discount Web. The first channel was a merchant partners’ channel.

In 2011, we mainly developed the website for a better version and more discounted information to help our customers to fully take advantage of price cuts.

In 2012, we kicked off our offline business and launched membership community on DLD Discount Web to provide an online platform for customers to share their offline shopping experience. Our DM and EDM marketing also started in 2012, which are effective marketing tools for our merchant partners.

In 2013, we launched DLD E-Supermarket to capture consumers’ daily shopping needs. Currently, it only operates business in Zhengzhou, and we intend to launch in other major cities very soon.

In 2014, we launched DLD E-Mall website to kick off our online marketplace business, and we also start operating our Smart-Life channel on DLD Discount Web, Smart-Life product is a Groupon type of product and now it has started booking service.

Our Market

China Retail Market

China's retail industry has experienced significant growth in recent ten years, as a result of rising personal disposable income and increasing urbanization. Total retail sales grew from RMB6.2 trillion in 2008 to RMB9.8 trillion (US$1.6 trillion) in 2012, according to Euromonitor International, representing a compound annual growth rate (CAGR) of 12.2%. However, China’s retail market is highly fragmented with the top 20 retailers in China had a combined market share of approximately 11.5% only in 2013, as compared with approximately 39.8% in the United States in the same period. Majority of the market share is dominated by small and medium sized enterprises. China's large population with huge differences in consumer spending behavior and purchasing power across the country has presented huge challenges for retailers to scale up and expand nationwide. The fragmented offline retail market in China presents a tremendous opportunity for online retailers.

China Online Retail Market

According to iResearch, China's online retail market size measured by transaction volume was RMB1,320 billion in 2012 and is expected to reach RMB3,790 billion (US$626 billion) in 2016, representing a CAGR of 30.2%, a growth rate significantly faster than that of total retail sales. China's online retail market transaction volume is also expected to have surpassed that of the United States in 2013. Despite the huge size of the market, China's online retail penetration of internet users was only 42.9% in 2012, still much lower than the corresponding figure of 71.6% for the United States. iResearch expects that China's online retail penetration could further increase to 53.7% by 2016.

China Retail Consumer

According to Euromonitor International, China’s real consumption in 2013 was 36.5% of total GDP, which is significantly lower than that of other countries, such as the United States, that had a consumption penetration rate of 66.8% in 2013. We believe that growth in Chinese consumption will drive higher levels of online and mobile commerce.

China’s online shopping population is relatively under-penetrated. According to CNNIC, China had the world’s largest Internet population with 618 million users as of December 31, 2013, and 302 million online shoppers in 2013. We believe the number of online shoppers will increase, driven by continued growth in the number of Internet users as well as by the higher percentage of Internet users making purchases online.

China Mobile Consumer

We believe that the increased usage of mobile devices will make access to the Internet even more convenient, drive higher online shopper engagement and enable new applications. China has the world’s largest mobile Internet user base with 500 million users as of December 31, 2013, according to CNNIC, and mobile usage is expected to increase, driven by the growing adoption of mobile devices.

Competition

We face intense competition from Chinese leading online marketplace like Taobao, and online direct sales companies like JD.com, as well as offline retailers who are gradually moving to online. However, we see e-Commerce is moving to multi-layered development stage. With the growth of local commerce on the web, the links between online and physical commerce are becoming stronger. Customers would more likely to utilize internet settle their offline spending needs, and the shopping category is enlarged to be able to compare with the whole retail market in the future. O2O Commerce is a combination of payment model and foot traffic generator for merchants, as well as a “discovery” mechanism for consumers, which creates offline purchases. We believe we have certain advantages in the intense competition which is discussed below.

Advantages

Complexity of product offering

We intend to further expand our product offerings to enrich customers’ shopping experience that meets consumers' everyday shopping needs. We believe that expanding our product offerings will diversify our revenue sources and further improve our economies of scale. We will focus on providing even greater product selection within our already extensive general merchandise product categories. Currently, our Smart-Life product and DLD-Emall have launched their online channel, which we believe it will attract greater interests from our customers. Smart-Life is a Groupon like business, offering food, entertainment, travel, accommodation, lifestyle and shopping. One of the attractive features of this product is that we don’t require a minimum number of purchases to validate it. Now, Smart-Life has started booking service, and customers can easily make a booking and go enjoy their offline service. We believe more flexibility on customer side will give us more competitive advantage.

Flexibility arrangement with supplier partners

We have more than 26,787 third-party sellers on our three major websites. For those brick-and-mortar business owners, they do need us help them upload product information, but we are also giving them proper training to get familiar with our platform. For those already sophisticated online sellers, we offer an open platform for them to manage their sales by themselves. At the end of December 2012, we have accumulated 5,057 online supplier partners, and by the end of December 2013, the number has reached 12,644. At the end of September 30, 2014, the number of our accumulated online supplier partners was 26,787 significantly increased from last year.

Flexibility arrangement with offline customers

For those people who do not use Internet or arbitrarily shopping on the street, our membership card could still have the customers to enjoy the discount rate in our merchant’s shop without any reservation or pre-notice requirement.

High Growth of Customers

We launched our website DLD Discount Web in 2010, and we have accumulated online registered customers 1.04 million by the end of December 2012, and this number has reached 2.19 million by the end of 2013, and 6.08 million by the end of September 2014. We are highly motivated by the fast growing customer base and the valuable feedback about our service.

We first recruited customers from offline market in 2012, and since then, we have grown our accumulated offline customer base from 504,700 at the end of 2012 to 1.1 million at the end of 2013 and 4.15 million by the end of September 2014.

Localized expertise and operation

We have one principal in charge of overall business in each province. They bring us localized expertise into our daily operation, from negotiation with suppliers to marketing campaign. As China market is highly fragmented, and there are huge differences in consumers’ shopping behavior in different region. We believe our localized team with local know-how will help our central management team to make more effective decisions. Currently, we have 31 principals in 31 provinces to expand our business.

Innovation and Technology

We are a technology-driven company, and we invest great fortune to develop online platform. We provide the fundamental technology infrastructure and marketing reach to help our partners leverage the power of the Internet to establish an online presence and conduct commerce with consumers. We will continuously invest heavily on technology to support our rapid growth.

Growth Strategies

We focus on bringing offline service business to online, and directing online users to offline local sales or transacting online directly. We aim at satisfying customers’ shopping experience either they are online or offline. China e-Commerce is under tremendous growth and increasing competition. We believe our competitive differentiation strategy will give us huge opportunity ahead.

Geography expansion

Currently we have around 855 employees, and they are mainly working in Shenzhen, Beijing and Zhengzhou City of China. Between June and September 2014, the company opened 7 branch companies in 7 different cities which include the city of Hefei, Nanchang, Nanjing, Shanghai, Qingdao, Shijiazhuang, and Luoyang. We intend to launch our DLD Discount Web and DLD E-Mall in more areas and cities, which we will recruit more employees to cover those new cities. For our DLD Discount Web and E-Mall business, we are planning to launch our business in 31 provinces by the end of 2014.

Attract new customers and cultivate customer loyalty

With expanded geography coverage, we intend to launch more marketing campaigns in the coming years to attract more new customers and retain our existing customers. Online marketing is an effective way to attract customers, however, traditional marketing tools can also drive customers’ interests from offline to online, like direct mail “DM”. We intend to leverage both online and offline channels to speed up customer acquisition.

Development of mobile shopping

There is a significant portion of our customers have begun registering on our mobile platform, and we will invest more on developing more convenient mobile apps to capture the increasing usage demand for mobile information platform and mobile shopping. Currently, we have one mobile app for DLD Discount Web with registered customers 230,000 up to now, but we will develop more mobile apps to serve mobile internet users. We intend to launch our mobile apps for DLD E-Mall and DLD E-Supermarket soon.

Free Wifi

In China, especially some undeveloped cities, there is no Wifi in the public place, DLD intend to offer free Wifi to our existing individual members in our merchant’s shop such as restaurant or beverage shops, members of DLD could enjoy their meal or drinks with internet access in the same time and therefore to attract more potential members to join DLD Membership..

POS Machine

Our offline payment system provides high security for customers to make a payment offline by using DLD’s point of sale (POS) machine. We intend to launch more POS machines in our Merchant’s shop to provide more convenience and discount rate to DLD members. We believe the more convenient experience they have with us, the higher chances that they will stay with our service.

Government Regulations

Foreign Exchange Regulation Relating to Foreign Invested Enterprises

Under current Chinese regulations, RMB are freely convertible for trade and service-related transactions denominated in foreign currency, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for direct investment, loans, repatriation of investments or investments in securities outside China without the prior approval of the SAFE or its local branches. In May 2013, SAFE promulgated SAFE Circular 21 which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Foreign-invested enterprises in China may execute foreign exchange transactions without the SAFE approval for trade and service-related transactions denominated in foreign currency by providing commercial documents evidencing these transactions. Foreign exchange transactions related to direct investment, loans and investment in securities outside China are still subject to limitations and require approval from the SAFE.

Furthermore, on August 29, 2008, the SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142. Pursuant to Circular 142, RMB capital derived from the settlement of a foreign-invested enterprise’s foreign currency capital must be used within the business scope approved by the applicable government authority and cannot be used for domestic equity investment, unless specifically provided for otherwise. Documents certifying the purposes of the settlement of foreign currency capital into RMB, including a business contract, must also be submitted for the settlement of such foreign currency. In addition, foreign-invested enterprises may not change how they use such capital without the SAFE’s approval and may not in any case use such capital to repay RMB loans if they have not used the proceeds of such loans. Violation of Circular 142 can result in severe penalties, including heavy fines as set forth in the Foreign Exchange Administration Rules. The SAFE promulgated a circular on November 9, 2010, or Circular 59, which tightens the regulation over settlement of net proceeds from overseas offerings like this offering and requires that the settlement of net proceeds must be consistent with the description in the prospectus for the offering. Furthermore, the SAFE promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45, on November 9, 2011, which expressly restricts a foreign-invested enterprise from using RMB converted from its registered capital to provide entrusted loans or repay loans between non-financial enterprises. Circular 142, Circular 59 and Circular 45may significantly limit our ability to transfer the net proceeds from this offering to our PRC subsidiary and convert the net proceeds into RMB, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Regulations on Dividend Distributions

The principal regulations governing dividend distributions of wholly foreign owned companies include: the Companies Law (2005), the Wholly Foreign Owned Enterprise Law (2000), and the Wholly Foreign Owned Enterprise Law Implementing Rules (2001).

Under these regulations, wholly foreign owned companies in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign owned companies are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the aggregate amount of these funds reaches 50% of the company’s registered capital. Wholly foreign owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff benefits and bonus funds. These reserve funds and staff benefits and bonus funds are not distributable as cash dividends.

Regulations Relating to Internet Information Services and Content of Internet Information

According to the Administrative Measures on Internet Information Services, or the Internet Measures issued in September 2000 by the State Council to regulate the provision of information services to online users through the internet, our business conducted through our dld.com website involves operating commercial internet information services, which requires us to obtain a value-added telecommunications business license, or an ICP license. If an internet information service provider fails to obtain an ICP license, the relevant local telecommunications administration authority may levy fines, confiscate its income or even block its website.

According to the Administrative Provisions on Foreign-Invested Telecommunications Enterprises promulgated by the State Council in December, 2001 and revised in September, 2008, foreign investors cannot hold more than 50% equity interest in a value-added telecommunications services provider. The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business promulgated by the Ministry of Industry and Information Technology of the People's Republic of China in 2006, or the MIIT Circular, requires foreign investors to set up foreign invested enterprises and obtain an ICP license to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an ICP license is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. We hold two ICP licenses through a VIE structure due to above restrictions. DLD Technology and STSW currently hold ICP license issued by Communication of Management Bureau of Beijing City and Communication of Management Bureau of Guangdong Province respectively , Communication of Management Bureau is the branch of the Ministry of Information Industry. Our Beijing ICP license will expire in May 16th 2019 and Shenzhen ICP license will expire in June 18th 2015 and we will renew such license prior to its expiration date.

In May 2010, the State Administration for Industry and Commerce issued the Interim Measures for the Trading of Commodities and Services through the Internet effective in July 2010, which requires internet service providers that operate internet trading platforms to register and verify online shop owners’ identities along with their business credentials, establish mechanisms to ensure safe online transactions, protect online shoppers’ rights, and prevent the sale of counterfeit goods. We are subject to this rule as a result of our operation of the www.dld.com.

Regulations Relating to Privacy Protection

As an internet information provider, we are subject to regulations relating to protection of privacy. Under the Internet Measures, internet information providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the lawful rights and interests of others. Internet information providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities. In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites. We believe that we are currently in compliance with these regulations in all material aspects.

Regulations on Advertising Business

The State Administration for Industry and Commerce, or SAIC, is the government agency responsible for regulating advertising activities in China. Regulations governing advertising business mainly include: Advertisement Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress on October 27, 1994 and went into effect on February 1, 1995; Administrative Regulations for Advertising promulgated by the State Council on October 26, 1987 and went into effect on December 1, 1987; and Implementation Rules for the Administrative Regulations for Advertising promulgated by the State Council on January 9, 1988 and amended on December 3, 1998, December 1, 2000 and November 30, 2004 respectively.

Regulations on Product Liability and Consumers Protection

Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may claim for damages or compensation. The Product Quality Law of the PRC, which was enacted in 1993 and amended in 2000, strengthens the quality control of products and protects consumers’ rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers’ rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers.

The Tort Law of the PRC effective on July 1, 2010 requires that when the product defect endangers people’s life or property, the injured party may hold the producer or the seller liable in tort and require that it remove obstacles, eliminate danger, or take other action. The Tort Law also requires that when a product is found to be defective after it is put into circulation, the producer and the seller shall give timely warnings, recall the defective product, or take other remedial measures.

Regulations on Trademarks

The PRC Trademark Law, adopted in 1982 and revised in 1993 and 2001, provides protection to the holders of registered trademarks. The State Trademark Bureau, under the authority of the State Administration for Industry and Commerce (“SAIC”) handles trademark registrations and grants rights of a term of 10 years in connection with registered trademarks. License agreements with respect to registered trademark must be filed with the State Trademark Bureau.

Environmental Matters

Our business currently does not implicate any environmental regulation in China.

Intellectual Property

Trademark

We do not own any trademarks.

Domain Names

We have applied to add the domain name www.dld.com to the Internet Content Provider License that we currently hold and we have received the updated ICP License covering the foregoing domain name.

Properties

Our headquarter resides in the city of Beijing in China.3rd and 4th Floor, Building 3, Number 11 East Xinyuanli, North of Dongsanhuan road, Chaoyang District, Beijing, China.

The Company pays a rent of RMB 600,000, approximately $97,592 per year to Kunming Precious Metals Co.,Ltd. for this 380 square meters office.

Employees

As of the date hereof, the Company has 855 employees, all of whom has entered into labor contract with the Company. According to the Labor Law of the PRC and the Labor Contract Law of the PRC, an enterprise shall enter into labor contract with its employees. The Company’s employees are not represented by any collective bargaining agreement, and the Company has never experienced a work stoppage. The Company believes it has good relations with its employees.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against the Company or its subsidiaries. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Report before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

We operate in a fast-evolving industry, which makes it difficult to evaluate our business and prospects.

We commenced operations in 2008 and many of the elements of our business are evolving and relatively unproven. The markets for our technology and products and services are relatively new and rapidly developing and are subject to significant challenges. Our business plan relies heavily upon growing our user base and exploring new market opportunities, and we may not succeed in any of these respects.

If we fail to continually anticipate user preferences and provide attractive services on our offline and online marketplace, we may not be able to grow and retain our user base.

Our success depends on our ability to grow and retain our user base. In order to attract and retain users and compete against our direct competitors and other industry or content-specific vertical websites, we must continue to innovate and introduce services that our users find useful and attract them to use our offline and online marketplace more frequently and become our paying users. If we fail to anticipate and meet the needs of our users, the size of our user base may decrease. A decrease in our user base would render our online marketplace less attractive to merchants and may reduce our membership and offline and online marketing revenues, which may have a material and adverse effect on our marketing business, financial condition and results of operations.

If we fail to retain existing or attract new local merchants to use our online marketplace and pay for our membership and online marketing services, our business, financial condition and prospects may be materially and adversely affected.

The success of our business depends on our ability to attract and retain local merchants that provide information on our online marketplace to consumers and pay for our membership and offline and online marketing services and to offer attractive products and services to our consumer users. If we are unable to grow and maintain a healthy ecosystem of local merchants, our users may find our online marketplace to be less useful than expected and may not continue to use our online marketplace. This in turn may affect our ability to attract new merchants and convince existing merchants to renew their paid memberships or increase their level of spending on our services.

We face intense competition, and if we do not compete successfully against existing and new competitors, we may lose market share and suffer losses.

We face intense competition. Our competitors in the online marketing space include industry or content-specific vertical websites whose information serve the same underlying industries as certain content categories of our online marketplace, as well as smaller or regional online classifieds websites. We may also face competition from major internet companies, who may enter the online classifieds market in China. We compete primarily on the basis of user traffic, effectiveness of services in reaching targeted users, ability to demonstrate marketing results and customer service capabilities.

We may not be able to effectively manage our growth and expansion or implement our business strategies, in which case our business and results of operations may be materially and adversely affected.

We have experienced a period of rapid growth and expansion, which has placed, and continues to place, significant strain on our management and resources. We cannot assure you that this level of significant growth and expansion will be sustainable or achieved at all in the future.

Any damage to our reputation and brand or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

We believe that the market recognition and reputation of our brand have significantly contributed to the success of our business. Maintaining and enhancing our brand is critical to our success and ability to compete. Many factors, some of which are beyond our control, may negatively impact our brand and reputation,

If we fail to keep up with the technological developments and users’ changing requirements or to successfully capture and retain a significant portion of the growing number of users that access online marketing services, we may be unable to meet our revenue growth expectations and our results of operation may be adversely affected.

The internet industries in China are subject to rapid and continuous changes in technology, user preferences, the nature of services offered and business models. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from technological developments. If we do not adapt our services to such changes in an effective and timely manner, we may suffer from decreased user traffic, which may result in a reduction of revenues from our membership services or a decrease in spending on our other services.

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued efforts of our executive officers and key employees. If one or more of our executive officers or key employees were unable or unwilling to continue their service, we might not be able to replace them easily, in a timely manner, or at all, and our business may be severely disrupted, our financial conditions and results of operations may be materially and adversely affected and we may incur additional expenses to recruit, train and retain personnel. If any of our executive officers or key employees joins a competitor or forms a competing company, we may lose users, know-how and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement and a confidentiality and non-competition agreement with us. However, if any dispute arises between our executive officers and key employees, on one hand, and us on the other, we cannot assure you that we would be able to enforce these non-compete provisions in China, where these executive officers reside, in light of uncertainties with China’s legal system.

If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain qualified personnel, particularly management, technical and marketing personnel with expertise in the online marketing industry. Our field sales and customer service teams are also critical to maintaining the quality of our services as they interact with local merchants on a daily basis. We must continue to attract qualified personnel at a fast pace to keep up with our growing user base and the scale of our operations. Since our industry is characterized by high demand and intense competition for talent, there can be no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. As we are still a relatively young company, our ability to train and integrate new employees into our operations may not meet the growing demands of our business. If we are unable to attract, train, and retain qualified personnel, our business may be materially and adversely affected.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. Moreover, we primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our website. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

We may be held liable to third parties for information or content displayed on, retrieved from or linked to our website, or distributed to website users, which could harm our reputation and business.

Our online marketing services enable users to exchange local business or service information, generate content, market products and services, conduct business and engage in various other online activities. Claims may be brought against us for defamation, libel, negligence, copyright, patent or trademark infringement, tort (including personal injury), fraud, other unlawful activity or other theories and claims based on the nature and content of information to which we link or that may be posted on our website, generated by our users, or delivered or shared hypertext links to third-party websites, or video or image services, if appropriate licenses and/or third-party consents have not been obtained. Third-parties may also seek to assert claims against us alleging unfair competition or violations of privacy rights or failure to maintain the confidentiality of user data. Our defense of any such actions could be costly and involve significant time and attention of our management and other resources.

Concerns about collection and use of personal data could damage our reputation and deter current and potential users from using our services.

Concerns about our practices with regard to the collection, use or disclosure of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. Pursuant to the applicable PRC laws and regulations concerning the collection, use and sharing of personal data, our PRC subsidiaries and consolidated affiliated entities are required to keep our users’ personal information confidential and are prohibited from disclosing such information to any third parties without the users’ consent. We apply strict management and protection to any information provided by users, and under our privacy policy, without our users’ prior consent, we will not provide any of our users’ personal information to any unrelated third party. In December 2012 and July 2013, new laws and regulations were issued by the standing committee of the PRC National People’s Congress and the MIIT to enhance the legal protection of information security and privacy on the internet. The laws and regulations also require internet operators to take measures to ensure confidentiality of information of users. While we strive to comply with our privacy guidelines as well as all applicable data protection laws and regulations, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, and could damage our reputation. User and regulatory attitudes towards privacy are evolving, and future regulatory or user concerns about the extent to which personal information is shared with merchants or others may adversely affect our ability to share certain data with merchants, which may limit certain methods of targeted marketing. Concerns about the security of personal data could also lead to a decline in general internet usage, which could lead to lower user traffic on our website. A significant reduction in user traffic could lead to lower revenues from paying users, which could have a material adverse effect on our business, financial condition and results of operations.

We could be liable for any breach of security relating to the third-party online payment platforms we use, and concerns about the security of internet transactions could damage our reputation, deter current and potential users from using our online marketplace and have other adverse consequences to our business.

Users may conduct transactions on our online marketplace through third-party online payment platforms. In these online payment transactions, secured transmission of confidential information, such as customers’ credit card numbers and expiration dates, personal information and billing addresses, over public networks is essential to maintain consumer confidence. In addition, we expect that an increasing amount of our sales and transactions conducted on our online marketplace will be conducted over the internet as a result of the growing use of online payment platforms. As the prevalence of using online payment methods increases, associated online crimes will likely increase as well. Our current security measures and those of the third-party online payment platform service providers may not be adequate. We must be prepared to increase and enhance our security measures and efforts so that our users have confidence in the reliability of the online payment platforms that we use, which will impose additional costs and expenses and may still not guarantee complete safety. In addition, we do not have control over the security measures of our third-party online payment platform service providers. Security breaches of the online payment platforms that we use could expose us to litigation and possible liability for failing to secure confidential user information and could, among other things, damage our reputation.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties to further our business purposes from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. In addition, to the extent the strategic partner suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties, and we may have little ability to control or monitor their actions.

We have limited business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies do in more developed economies. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured occurrence of business disruption may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Failure to renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business.

All of our offices and data centers are presently located on leased premises. At the end of each lease term, we may not be able to negotiate an extension of the lease and may therefore be forced to move to a different location, or the rent we pay may increase significantly. This could disrupt our operations and adversely affect our profitability. We compete with other businesses for premises at certain locations or of desirable sizes and some landlords may have entered into long-term leases with our competitors for such premises. As a result, we may not be able to obtain new leases at desirable locations or renew our existing leases on acceptable terms or at all, which could materially and adversely affect our business.

Our anticipated management team has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal and state securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

The members of our anticipated management team have limited experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified chief financial officer to enable us to meet our ongoing reporting obligations as a public company in the United States, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

We are subject to extensive government regulation that could cause us to incur significant liabilities or restrict our business activities.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes that may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations.

If we need additional capital to fund our future operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our operations, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including land acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common stock can also be expected to be subject to volatility resulting from purely market forces over which we have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Our future success also depends upon our ability to attract and retain highly qualified personnel.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our post-Share Exchange business and the management and operation of the post-Share Exchange Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Fengling Wang, our President, Chairman, and Chief Executive Officer, could harm our business.

Our success will depend to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Fengling Wang, our President, Chairman and Chief Executive Officer. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with united states corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

We are a holding company and all of our operations are entirely conducted in the PRC. Although the PRC economy has grown in recent years, such growth may not continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our direct lending, guarantee and financial leasing services and may have a materially adverse affect on our business.

China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

You may face difficulties in protecting your interests and exercising your rights as a stockholder of the Company since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the United States.

Although we are incorporated in Nevada, we conduct substantially all of our operations in China through our consolidated VIE in China. All of our current officers and directors reside outside the United States and substantially all of the assets of those persons are located outside of the United States. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon United States laws, including the federal securities laws or other foreign laws against us or our management.

Substantially all of our operations are conducted in China, and all of our assets are located in China. A majority of our officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

In the event that shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a course of action if (a) the disputed contract was concluded or performed in the PRC, or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, (d) the parties choose to submit to jurisdiction of the PRC courts in the contract, or (e) the contract is executed or performed within the PRC. The action may be initiated by the shareholder through filing a complaint with the PRC courts. The PRC courts will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same right as PRC citizens and companies in an action unless such foreign country restricts the rights of PRC citizens and companies.

We may have difficulty in establishing adequate management and financial controls in China.

The PRC has only recently begun to adopt the management and financial reporting concepts and practices that investors in the U.S. are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are required of a U.S. public company. If we cannot establish such controls, or if we are unable to collect the financial data required for the preparation of our financial statements, or if we are unable to keep our books and accounts in accordance with the U.S. accounting standards for business, we may not be able to continue to file required reports with the Securities and Exchange Commission (the “SEC”), which would likely have a material adverse affect on the performance of our shares of common stock.

WOFE’s ability to pay dividends to us may be restricted due to foreign exchange control and other regulations of China.

As an offshore holding company, we may rely principally on dividends from our subsidiaries in China for our cash requirements. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Furthermore, WOFE’s and subsidiaries’ ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of our operations are conducted in China and all of our revenue received, by WOFE through VIE arrangement, are denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, WOFE may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from WOFE may limit our ability to make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from WOFE, our liquidity and financial condition will be materially and adversely affected.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and acquisition and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the "SAT"), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. We cannot predict how this new policy will impact the RMB exchange rate.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends we may pay on our common stock in U.S. dollars. In addition, fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

Further, if the business of any target company that we seek to acquire falls into the scope of security review, we may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual arrangement. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to maintain or expand our market share.

In addition, SAFE promulgated the Circular on the Relevant Operating Issues concerning Administration Improvement of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 142, on August 29, 2008. Its subsequent Supplementary Notice on Issues Relating to the Improvement of Business Operations over Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises was promulgated by SAFE on July 18, 2011. Under Circular 142, registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC. In addition, foreign-invested companies may not change how they use such capital without SAFE’s approval, and may not in any case use such capital to repay RMB loans if they have not used the proceeds of such loans according to the loan agreement. Furthermore, SAFE promulgated a circular on November 19, 2012, or Circular 59, which requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents. Circular 142 and Circular 59 may significantly limit our ability to effectively use the proceeds from future financing activities as the WOFE may not convert the funds received from us in foreign currencies into RMB, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding Company is a Nevada corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. Our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to our Corporate Structure

We conduct our business through DLD Technology and STSW, by means of contractual arrangements. If the PRC courts or administrative authorities determines that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WOFE and each of DLD Technology and STSW. Although we have been advised by our PRC counsel that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with DLD Technology, STSW and their respective shareholders) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, the PRC courts or regulatory authorities may determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. We are aware of a recent case involving Chinachem Financial Services where certain contractual arrangements for a Hong Kong Company to gain economic control over a PRC Company were declared to be void by the PRC Supreme People's Court. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

If WOFE, DLD Technology, STSW or their ownership structure or the contractual arrangements, are determined to be in violation of any existing or future PRC laws, rules or regulations, or WOFE, DLD Technology and STSW fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

  revoking the business and operating licenses of WOFE, DLD Technology or STSW;

  discontinuing or restricting the operations of WOFE, DLD Technology or STSW;

  imposing conditions or requirements with which we, WOFE, DLD Technology or STSW may not be able to comply;

  requiring us, WOFE, DLD Technology or STSW to restructure the relevant ownership structure or operations;

  restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

  imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements or businesses of DLD Technology or STSW are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of DLD Technology or STSW, revoking the business licenses or operating licenses of DLD Technology or STSW, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from overseas financings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

Substantial uncertainties and restrictions exist with respect to the interpretation and application of PRC laws and regulations relating to online commerce and the distribution of internet content in China. If the PRC government finds that the structure we have adopted for our business operations does not comply with PRC laws and regulations, we could be subject to severe penalties, including the shutting down of our website.

Foreign ownership of internet-based businesses is subject to significant restrictions under current PRC laws and regulations. The PRC government regulates internet access, the distribution of online information and the conduct of online commerce through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership in PRC companies that provide internet content distribution services. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in any entity conducting an internet content distribution business. The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, or the MIIT Circular, issued by the MIIT in July 2006, reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain business operating licenses for internet content provision to conduct any value-added telecommunications business in China. Under the MIIT Circular, a domestic company that holds an internet content provision license, or ICP license, is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. Furthermore, the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local ICP license holder or its shareholders. Due to a lack of interpretation from MIIT, it is unclear what impact the MIIT Circular will have on us or the other PRC internet companies that have adopted the same or similar corporate and contractual structures as ours. DLD Technology holds an ICP license, and owns all domain names used in our value-added telecommunications businesses.

DLD Group is a U.S. holding company and we conduct our business in China mainly through our subsidiaries and variable interest entities and respective shareholders. As a result of these contractual arrangements, we exert control over our DLD WOFE to variable interest entities, and consolidate their operating results in our financial statements under U.S. GAAP.

In the opinion of our PRC counsel, Dacheng Law Offices, our current ownership structure, the ownership structure and our consolidated affiliated entities, the contractual arrangements are not in violation of any existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, we cannot assure you that PRC government authorities will not ultimately take a view contrary to the opinion of our PRC legal counsel.

Accordingly, if our ownership structure, contractual arrangements and businesses of our company, our PRC subsidiaries or our consolidated affiliated entities are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of our PRC subsidiaries or consolidated affiliated entities, revoking the business licenses or operating licenses of our PRC subsidiaries or consolidated affiliated entities, shutting down our servers or blocking our website, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of any of our consolidated affiliated entities that most significantly impact its economic performance, and/or our failure to receive the economic benefits from any of our consolidated affiliated entities, we may not be able to consolidate the entity in our consolidated financial statements in accordance with U.S. GAAP.

Our contractual arrangements with DLD Technology and STSW may not be effective in providing control over DLD Technology and STSW.

All of our current revenue and net income is derived from DLD Technology and STSW. We do not intend to have an equity ownership interest in DLD Technology and STSW but rely on contractual arrangements with DLD Technology and STSW to control and operate their business. However, these contractual arrangements may not be effective in providing us with the necessary control over DLD Technology and STSW and their operations. Any deficiency in these contractual arrangements may result in our loss of control over the management and operations of DLD Technology and STSW, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by the government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of DLD Technology and STSW, which exposes us to the risk of potential breach of contract by the shareholders of DLD Technology and STSW. In addition, as each of DLD Technology and STSW is jointly owned by its shareholders, it may be difficult for us to change our corporate structure if such shareholders refuse to cooperate with us.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rules"), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules were not required in the context of our share exchange transaction because at such time the share exchange was a foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC will not deem that the transactions effected by the share exchange circumvented the M&A Rules, and other rules and notices, or that prior MOFCOM or CSRC approval is required for overseas financing. Further, we cannot rule out the possibility that the relevant PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WOFE’s control of DLD Technology and STSW through contractual arrangements.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the share exchange transaction and/or the VIE arrangements between WOFE and DLD Technology and STSW, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, each of DLD Technology’s and STSW’s ability to remit its profits to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens and restrict our overseas and cross-border investment activity. If our shareholders and beneficial owners who are PRC residents fail to make any required applications, registrations and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles ("Circular No. 75"), issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents, and may affect any offshore acquisitions that we make in the future.

SAFE Circular No. 75 requires PRC residents, including both PRC legal person residents and/or natural person residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of equity financing with assets or equities of PRC companies, referred to in the notice as an "offshore special purpose company." In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his registration with the relevant SAFE branches, with respect to that offshore company, in connection with any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division, equity or debt investment or creation of any security interest. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liabilities for such PRC subsidiary under PRC laws for evasion of applicable foreign exchange restrictions.

In addition to the disclosure obligation, the PRC onshore subsidiaries indirectly invested by a PRC resident through that offshore company are required to coordinate and supervise the filing of SAFE registrations by the offshore company's shareholders who are PRC residents in a timely manner. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, such PRC resident will be subject to administrative penalties under PRC foreign administration regulations, including fines.

Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, we cannot be certain that all of our PRC resident beneficial owners will comply with the SAFE regulations. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, prevent us from transferring the net proceeds of overseas financings or making other capital injection into our PRC affiliates, limit our PRC affiliates' ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

Under Notice of the SAFE on Issues Related to Foreign Exchange Administration in Domestic Individual’s Participation in Equity Incentive Plans of Companies listed Aboard (Hui Fa (2012) No. 7), issued and effective as of February 15, 2012 by SAFE ("Circular No. 7"), SAFE requires PRC residents who are granted shares or share options by an overseas-listed company under such company’s employee share option or share incentive plan, through such company’s PRC subsidiary or branch located in the PRC, any other PRC entity that is under control of such company or other qualified PRC agents, or collectively the PRC agent, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan and to open a special foreign currency account and to use such account to pay for funds required for exercising the option and to receive overseas share sale proceeds in foreign exchange and to distribute such proceeds to relevant employees in U.S. dollars or in RMB after conversion. More specifically, the PRC agent can also apply for the annual quota of currency conversion to convert overseas share sale proceeds in U.S. dollars into RMB. In addition, an offshore entity must be appointed to act as trustee to handle share transfer transactions or option exercises relating to the share option or other share incentive plan. We believe that all of our PRC employees who are granted share options are subject to Circular No. 7. If we grant our PRC employees stock options, we will request our PRC management, personnel, directors and employees who are to be granted stock options to register them with local SAFE pursuant to Circular No. 7. However, each of these individuals may not successfully comply with all the required procedures above. If we or our PRC security holders fail to comply with these regulations, we or our PRC security holders may be subject to fines and legal sanctions. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion and we may become subject to a more stringent review and approval process with respect to our foreign exchange activities.

Our agreements with DLD Technology and STSW are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with DLD Technology and STSW are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over DLD Technology or STSW, and our ability to conduct our business may be materially and adversely affected.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of Chinese Renminbi into U.S. dollars or other hard currency and other regulatory restrictions.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC BB, our shares of common stock are very thinly traded, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operation of DLD Great Industries Ltd. for fiscal years ended December 31, 2013 and 2012, and the nine months ended September 30, 2014 and 2013 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this report (the “Report”). In addition to historical information, the following discussion contains certain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as “may”, “will”, “could”, “expect”, “anticipate”, “intend”, “believe”, “estimate”, “plan”, “predict”, and similar terms or terminology, or the negative of such terms or other comparable terminology. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

Our financial statements are prepared in U.S. Dollars and in accordance with accounting principles generally accepted in the United States. See “Critical Accounting Policies and Estimates - Foreign currency translation” below for information concerning the exchanges rates at which Renminbi and Hong Kong Dollar were translated into U.S. Dollars at various pertinent dates and for pertinent periods.

Overview

We are operating as a discount product information platform which integrates online, offline and mobile commerce in China. We consolidate discount information by operating DLD Discount Web Http://www.dld.com, an online-to-offline “O2O” promotional information marketplace, DLD E-mall, an online shopping marketplace, and E-supermarket, an online supermarket. We sell membership cards to offline customers who can enjoy discounts and special price when they shop in our merchant partners’ store offline. Our three online marketplaces and offline membership service and together with our mobile apps as a whole enables both our online and offline local merchant partners and brick-and-mortar retailers to reach consumers in a more effective and efficient manner. Our headquarter resides in the city of Beijing in China.3rd and 4th Floor, Building 3, Number 11 East Xinyuanli, North of Dongsanhuan road, Chaoyang District, Beijing, China The size of our headquarter office building is 380 m2

Online Business

Discount Web: We start our business by launching our DLD Discount Web Http://www.dld.com, which is an O2O promotional information marketplace that helps local merchants to release their daily marketing and promotional information online to capture our customers’ “in-store” spending needs in 2010 in the city of Shenzhen. To help our customers find more information about the shops more efficiently and have the most updated information about shop’s promotions, DLD Discount Web has grown to cover China’s 31 provinces, across diverse categories, including food, entertainment, travel, accommodation, and lifestyle. The number of promotion messages has reached 1000 pieces daily by now. Online member has grown significantly from 1,042,500 at the end of 2012 to 6,084,300 at the end of September 2014. Registered customers are able to enjoy the discounts and special price offer when they go shopping both online and offline, which are pre-negotiated by our company. We also foster an online interactive user community which allows customers to discuss, rate and review products, and services offered by the offline shops , and share shopping experiences with each other in our online community. We believe it will be the word-of-mouth spread and help attract more potential customers to our services more effectively.

E-Supermarket: Our online supermarket DLD E-Supermarket features a great selection of good quality products, convenient online service and certainly the low prices. We select quality partners in each city to ensure the service maintained with the same standards. We are planning to penetrate lower tier cities to capture the increasing demand for customers’ daily shopping needs. DLD E-Supermarket was built in May 2013, by the end of September 2014, there are more than 11,800 different types of products selling on DLD E-supermarket website through B2C model. So far it only operates in the city of Zhengzhou and we are planning to expand this business to the rest part of China. We will start from major city like Shanghai and Beijing soon.

DLD E-mall: Our online shopping marketplace DLD E-mall enables individuals to leverage the power of the Internet to establish their online presence and conduct commerce with consumers no matter where they are. We offer customers a wide selection of physical goods including apparel, makeups and jewelries, consumer electronics, baby products, home furnishings, sport wear, recreational supplies and many more. It is mainly a C2C business. DLD E-mall was established in March 2014, till the end of September 2014, DLD E-mall presents around, 1500 merchant partners with more than 12,000 types of products.

Smart-Life Channel: One of the latest product is Smart-Life channel that we launched on DLD Discount Web recently. It is a Groupon type of business, but without requirement of a minimum number of purchasers. We believe the more convenient experience they have with us, the higher chances that they will stay with our service. Our payment system provides high security for customers to make a payment online, so that customers would not have any concerns of making online payment.

Offline Business

To help our offline customers, we start distributing membership cards in 2012 in the city of Beijing. Our members can enjoy the discounts and special price pre-negotiated by our company with our local partners when they shop offline. Since we launched offline business, our offline customers’ base has been enjoying strong growth momentum, and has grown significantly from 504,700 at the end of 2012 to 4,152,400 at the end of September 2014.

DLD as a whole offers customers the most convenient shopping experience no matter they are online, offline, or on mobile. Our membership cards together with our major shopping websites http://www.dld.com and mobile apps will capture and serve customers’ shopping needs in most of perspectives. One of our new initiatives is that we will launch a global-shopping site to expand our merchant partners to foreign countries. We are aiming at bringing the competitive products and prices to our customers. In the long term, we will grow our online and mobile business, at the same time, maintain our offline competitive advantage, expand our product offerings and expend to more regions.

For the Nine Months Ended September 30, 2014 and 2013

Results of Operations for the Nine Months Ended September 30, 2014 Compared to the Nine Months Ended September 30, 2013

Revenues

Our revenues primarily from marketing services, memberships, commissions on transactions and rent income.

For the nine months ended September 30, 2014, we had net revenues of $547,551, as compared to those of $492,011 for the nine months ended September 30, 2013, an increase of approximately $55,540 or 11.3%. The increase in net revenues was primarily due to core business started in 2012 and showed the sign of business beginning rally.

Revenue from marketing service amounted to $99,442 for the nine months ended September 30, 2014 as compared to $57,646 for the nine months ended September 30, 2013. Membership income amounted to $5,050 for the nine month ended September 30, 2014 as compared to $140 for the same period in 2013 as the participated members increased. Commissions on transactions gained $2,828 for the nine month ended September 30, 2014 and $3,887 for the nine months ended September 30, 2013. Rent income were $440,231 for the nine months ended September 30, 2014, an increase of $9,893 or 2.3%, as compared to $430,338 for the same period in 2013.

Cost of Revenue

Cost of revenue mainly came from rental business. The Company purchased a portion of a building situated in a growing CBD in Beijing, China in August 2012. The real property are offices with total 4763 square meters for the purpose of rental business. The investment in this real property cost approximately $14,393,812 (RMB 90,804,800). Rental income amounted to $440,338 for the nine months ended September 30, 2014 as compared to the rental income of $430,338 for the same period in 2012. Costs of rental are $590,208 and $606,456 for the nine months ended September 30, 2014 and 2013, respectively. The cost of rental primarily consists of depreciation ($513,539), exercise tax ($29,818) and property taxes ($46,851) for the nine months ended September 30, 2014 as compared to the depreciation ($498,352), exercise tax ($15,448) and property taxes($92,655) for the nine month ended September 30, 2013.

Gross profit

The gross margins were negative amount of $42,657 for the nine months ended September 30, 2014 as compared to $114,445 for the nine months ended September 30, 2013. As discussed above, it would have been positive gross margins of $363,562 and $322,234 before depreciations were deducted for the nine months ended September 30, 2014 and 2013, respectively.

Selling expenses

Selling expenses were $91,459 and $65,002 for the nine months ended September 30, 2014 and 2013, respectively, increased by $26,457 or 40.7%, mainly due to increment in promotion and web systems maintenance.

Selling expenses consisted of the following:

	For the Nine Months Ended
	September30		Increase/decrease
	2014	2013	$	%
Compensations and related benefits	24,265	39,394	(15,129)	-38.4%
Promotion	48,522	12,867	35,655	277.1%
Web system maintenance	18,570	12,331	6,239	50.6%
Others	102	410	(308)	-75.1%
Total	91,459	65,002	26,457	40.7%
Selling expenses as % of revenue	16.70%	13.21%	-	3.49%

Compensation and related benefits decreased by $15,129, or -38.4%, in the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013, due to the sales force adjustment in the expansion of business.

Promotion expense increased by $35,655 or 277.1% as the promotion was the part of efforts to promote our e-marketplace and products in additional to the advertisement.

Web systems maintenance mainly consisted of server system maintenance, web traffic and web utility fees. Maintenance expenses increased by $6,239 or 50.6%, as a result of the increase in increased volume traffic and transactions.

Other expense includes vehicle maintenance and miscellaneous expenses.

Advertising expense

Advertising expense mainly consists of advertising on various channels such as billboard and mobile billboard, television, celebrity branding, and other traditional off-line media, and advertising design and production.

Advertising costs were $123,455 and $403,589 for the nine months ended September 30, 2014 and 2013, respectively. Advertising costs dropped by $280,134 or 69.4% compared to the cost for the nine months ended September 30, 2013 as the Company re-assessed and re-evaluated advertising campaign strategy.

Salary and wages

Salary and wages expenses increased by $1,764,449 to $1,984,441 for the nine months ended September 30, 2014 as compared to $219,992 for the nine months ended September 30, 2013, mainly because business rapid expansion and more high compensated professionals and technicians in research and development and management and administration personals and staff were hired.

Rent expense

Rent expenses incurred for offices of the Company's subsidiaries located in China. Rent expense increased by 58,617, or 4.94%, for the nine months ended September 30, 2014, as compared to the same period in 2013. The increase is primarily because the Company increased office space in order to fulfill the tasks and support the marketing forces.

General and administrative expenses

General and administrative expenses amounted to $587,283 for the nine months ended September 30, 2014, as compared to $258,273 for the same period in 2013, an increase of $329,010 or 127.4%. General and administrative expenses consisted of the following:

	For the Nine Months Ended
	September30,		Increase/decrease
	2014	2013	$	%

Depreciation	109,913	67,937	41,976	61.8%
Professional service	31,165	63,046	(31,881)	-50.6%
Office and office related expenses	63,891	91,310	(27,419)	-30.0%
Other expenses	382,314	35,980	346,334	962.7%
Total	587,283	258,273	329,010	127.4%
G&A expense as % of revenues	107.26%	52.49%	-	54.8%

Depreciation expense increased by $41,976, or 61.8%, in the nine months ended September 30, 2014, as compared to the same period in 2013. The increase was primarily due to the most of equipments purchased in second half year of 2013 and the full depreciations were taken in the period ended September 30, 2014.

Professional service fees decreased by 31,881 in the nine months ended September 30, 2014, as compared to the same period in 2013. The decrease is due to most of consulting, accounting and legal fees incurred and paid in prior periods.

Office and office related expense decreased by $27,419, or 30.0%, in the nine month ended September 30, 2014, as compared to the same period in 2013. The decrease is primarily due to the low cost office supplies one time purchased in 2013.

Other general and administrative expenses mainly include transportation, repairs, conference, annual filling fees and certain low-value miscellaneous items. Their amounts varied period over period due to different circumstances.

Loss from operations

For the nine months ended September 30, 2014, loss from operations was $3,167,475, as compared to $1,340,864 for the nine months ended September 30, 2013, a loss widen by $1,826,611 or 136.23%, mainly due to obvious business expansion in increase in the labor and general and administrative costs.

Other income (expenses)

For the nine months ended September 30, 2014 and 2013, other income (expense) mainly came from interest income and other expenses.

Income tax expense

For the nine months ended September 30, 2014 and September 30, 2013, income tax amounted to $0 due to the operating losses.

Net loss

As a result of the factors described above, our net losses for the nine months ended September 30, 2014 was loss of $3,168,017. For the nine months ended September 30, 2013, we had net loss of $1,343,326.

Foreign currency translation gain

The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $6,391 for the nine months ended September 30, 2014 as compared to the gain of $21,121 for the same period in 2013. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive loss

For the nine months ended September 30, 2014 and 2013, comprehensive losses of $3,161,626 and $1,322,205 were derived from the sum of our net losses of $3,168,017 and 1,343,326 plus foreign currency translation gain of $6,391 and $21,121, respectively.

For Fiscal Year Ended December 31, 2013 and 2012

Results of Operations for the Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Revenues

Our revenue derives primarily from marketing services, membership fees, commissions, and rent income.

For the year ended December 31, 2013, we had revenues of $673,431, as compared to those of $160,737 for the year ended December 31, 2012, an increase of approximately $512,694 or 319.0%. The increase in net revenues was primarily due to core business started in 2012. Revenue from marketing service amounted to $80,189 for the year ended December 31, 2013 as compared to $2,479 for the year ended December 31, 2012. Membership income amounted to $9,444 in 2013 from zero in 2012 as the participated members increased. Commissions on transactions also started to gain amounted to $1,768 in 2013 from zero in 2012. Rent income were $582,030 for the year ended December 31, 2013, an increase of $423,772 or 267.8%, as compared to $158,258 for the same period in 2012. The reason of rent income increase is discussed in "Cost of Revenue" below.

Cost of Revenue

Cost of revenue mainly came from rental business. The Company purchased a portion of a building situated in a growing CBD in Beijing, China in August 2012. The real property are offices with total 4763 square meters for the purpose of rental business. The investment in this real property cost approximately $14,393,812 (RMB 90,804,800). Rental income amounted to $582,030 for the year ended December 31, 2013 as compared to the rental income of $158,258 for the same period in 2012. Rental income was increased by $423,772 because rental business started in the middle of year of 2012. Costs of rental are $814,663 and $251,688 for the year ended December 31, 2013 and 2012, respectively. The cost of rental primarily consists of depreciation ($670,111), exercise tax ($20,550) and property tax($124,002) for the year ended December 31, 2013 as compared to the depreciation($213,010), exercise tax($23,627) and property tax($15,051) for the year ended December 31, 2012.

Gross profit

The gross profit was negative amount of $141,232 for the year ended December 31, 2013 as compared to $90,951 for the year ended December 31, 2012. As discussed above, it would have been positive gross profit of $528,879 and $122,059 for the year ended December 31, 2013 and 2012, respectively, before depreciations were accounted for.

Selling expenses

Selling expenses were $106,047 and $77,195 for the year ended December 31, 2013 and 2012, respectively, increased by $28,852 or 37.4%, mainly due to increment in salary and web systems maintenance.

Selling expenses consisted of the following:

	For the Years Ended December 31,		Increase/decrease
	2013	2012	$	%
Web systems maintenance	27,804	23,019	4,785	20.8%
Compensations and related benefits	51,313	24,822	26,491	106.7%
Promotion	26,476	26,712	(236)	-0.9%
Others	454	2,642	(2,188)	-82.2%
Total	106,047	77,195	28,852	37.4%
Selling expenses as % of revenue	15.75%	48.03%	-	-32.28%

Web systems maintenance mainly consisted of system maintenance, web traffic and web utility fees. Maintenance expenses increased by $4,785 or 20.8%, as a result of the increase in larger volume traffic and transactions.

Compensation and related benefits increased by $26,491, or 106.7%, in the year ended December 31, 2013 compared to $24,822 for the year ended December 31, 2012, due to the expansion of business by hiring more workers starting in December 2012.

Promotion expense kept stable as the promotion in the year ended December 31, 2012 still effective carrying over to the year of 2013.

Other expense includes vehicle maintenance and miscellaneous expenses.

Adverting expenses

Advertising expense mainly consists of advertising on various channels such as billboard and mobile billboard, television, celebrity branding, and other traditional off-line media, and advertising design and production.

In 2012 the Company launched an adverting campaign for our DLD Discount Web www.dld.com, which is an O2O (online to offline) promotional information marketplace. Advertising costs were $468,772 and $2,717,734 for the year ended December 31, 2013 and 2012, respectively. Advertising costs dropped in 2013 compared to the cost in the year of 2012 as the Company re-assessed and reevaluated advertising campaign strategy. As a result, the registered online and offline members grew fast by attaining 1,547,200 in 2012 and increased to 3,289,100 in 2013. We expect the online members and offline members will continue to grow.

Salary and wages

Salary and wages expenses increased by $335,549 to $420,414 for the year ended December 31, 2013 as compared to $84,865 for the year ended December 31, 2012, mainly because more research and development labors and management and administration personals were hired. We expect labor costs will continue to increase as we realize research and development and technology are important in our internet-based business.

Rent expense

Rent expenses incurred for offices of the Company's subsidiaries located in China. Rent expense increased by 142,372, or 61.7%, for the year ended December 31, 2013, as compared to the same period in 2012. The increase is primarily because the Company increased office space in order to fulfill the tasks and support the aggressive marketing forces.

General and administrative expenses

General and administrative expenses amounted to $321,763 for the year ended December 31, 2013, as compared to $604,316 for the same period in 2012, a decrease of $282,553 or 46.8%. General and administrative expenses consisted of the following:

	For the Year Ended December 31,		Increase/decrease
	2013	2012	$	%

Depreciation	83,927	60,019	23,908	39.8%
Professional service	68,415	14,829	53,586	361.4%
Office and office related expenses	111,430	97,262	14,168	14.6%
Other expenses	57,991	432,206	374,206	-86.6%
Total	321,763	604,316	(282,553)	-46.8%
G&A expense as % of revenues	47.78%	375.97%	-	-328%

Depreciation expense increased by $23,908, or 39.8%, in the year ended December 31, 2013, as compared to the same period in 2012. The increase was primarily due to the most of equipments purchased in second half year of 2012 and the full depreciations were taken in the year of 2013.

Professional service fees increased by 53,586 in the year ended December 31, 2013, as compared to the same period in 2012. The increase is due to more consulting, accounting and legal fees incurred for the business set-up and merger and acquisition transactions.

Office and office related expenses increased by $14,168, or 14.6%, in the year ended December 31, 2013, as compared to the same period in 2012. The increase is primarily due to the offices expanded in 2013 and related office activities increased accordingly.

Other general and administrative expenses mainly include transportation, repairs, conference, annual filling fees and certain low-value miscellaneous items. Their amounts varied period over period due to different circumstances.

Loss from operations

For the year ended December 31, 2013, loss from operations was $1,831,469, as compared to $3,805,930 for the year ended December 31, 2012, losses narrowed by $1,974,461 or 51.88%, mainly due to the combination of decrease in the advertising, decrease of general and administrative cost and increase of depreciation, and the revenue started to improve.

Other income (expenses)

For the years ended December 31, 2013 and 2012, other income (expense) mainly came from interest income and other expenses.

Income tax expense

For the years ended December 31, 2013 and December 31, 2012, income tax amounted to $0 due to the Company and its subsidiaries incurred the operating losses.

Business Tax, VAT and Other Levies

Our PRC subsidiaries were subject to business tax and related surcharges on the revenue earned for services provided in China. The applicable business tax rate was 5%. In our consolidated income statement, business tax and related surcharges for revenue earned from customers are recognized as selling expense.. Effectively starting from late fiscal year 2013, our major PRC subsidiaries became subject to VAT on revenue earned for most services under a national VAT reform program which replaced the business tax regime in China. In general, the applicable VAT rate on the revenue earned for services is 6% with companies entitled to credit VAT paid on certain purchases against VAT on sales. Revenue is recognized net of VAT in our consolidated income statement.

PRC Withholding Tax

Pursuant to the EIT Law, a 10% withholding tax is generally levied on dividends declared by companies in China to their non-resident enterprise investors. A lower withholding tax rate of 5% is applicable for direct foreign investors incorporated in Hong Kong with at least a 25% equity interest in the PRC company and who meet the relevant conditions or requirements pursuant to the tax arrangement between the PRC and Hong Kong. As the equity holders of our major subsidiaries in China are qualified Hong Kong incorporated companies, our deferred tax liabilities for distributable earnings are calculated based on a 5% withholding tax.

Net loss

As a result of the factors described above, our net income for the year ended December 31, 2013 was loss of $1,834,080. For the year ended December 31, 2012, we had net loss of $3,893,697.

Foreign currency translation gain

The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $19,952 for the year ended December 31, 2013 as compared to the loss of $20,917 for the same period in 2012. This non-cash gain or loss had the effect of decrease or increasing our reported comprehensive income.

Comprehensive loss

For the years ended December 31, 2013 and 2012, comprehensive losses of $1,814,128 and $3,914.611 were derived from the sum of our net losses of $1,834,080 and 3,893,697 plus foreign currency translation gain of $19,952 and loss of $20,914, respectively.

LIQUIDITY AND CAPITAL RESOURCES

We have funded our operation primarily through paid-in capital, sales of services, and advance from stockholders. The Company currently generates its cash flow through advance from shareholders and officers and operations, major shareholders will continue to either infuse the capital or advance the cash in order to sustain current level operations and expansion for the next twelve months. On November 26, 2014, we received capital contribution in the amount of RMB 107.5 millions (approximately $17,506,717)

As of September 30, 2014, our balance of cash and cash equivalents was $339,281. As of December 31, 2013, our balance of cash and cash equivalents was $16,367, an increase of 322,914 or 1973.0%, mainly due to net cash provided by financing activities contributed by major shareholders.

The following summarizes the key components of the Company’s cash flows for the nine months ended September 30, 2014 and 2013:

	For the Nine Months Ended
	September 30,		Increase/decrease
	2014	2013	$	%
Net cash used in operating activities	(608,022)	(751,218)	143,196	-19.1%
Net cash used in investing activities	(733,467)	(45,107)	(688,360)	1526.1%
Net cash provided by financing activities	1,664,516	580,318	1,084,198	186.8%
Effect of foreign currency translation	(113)	2,985	(3,098)	-103.8%
Net increase(decrease) in cash and cash equivalents	322,914	(213,022)	535,936	-251.6%

In summary, our cash flows were:

Net cash used by operating activities decreased in the nine months ended September 30, 2014 by $143,179 to $608,021, from net cash used in operating activities of $751,218 for the nine months ended September 30, 2013. These changes were mainly brought about by the following changes: a decrease in net income of $1,824,690, an increase in depreciation of $57,164, an increase in various prepayments of $927,036, an increase in account payable of $222,007, a decrease in advance on purchase of $314,125, an increase in cash provided in accrued expenses and other current liabilities of $1,445,526, a decrease in other long term assets of $360,954, an increase in deferred revenue of $55,601.

Net cash used in investing activity increased by $668,360, from $733,467 to $45,107, in the nine months ended September 30, 2014 compared to the same period ended in 2013, which is mainly due to purchases of various office furniture and equipments as office space and labor increased.

Net cash provided by financing activities increased by $1,084,198 to $1,664,516 in the nine months ended September 30, 2014 compared to $580,318 provided by financing activities at the same period ended nine months in 2013. This was due to capital contribution for $300,000 and advance from major shareholders for $2,772,855, and cash used to the repayment of related parties of $1,416,539.

Working capital decreased by $3,199,221 to deficit of $17,801,255 as of September 30, 2014 from working capital deficit of $14,602,034 as of December 31, 2013. In order to stay cost competitive in the long-run, we plan to introduce venture capital as many venture capitalists find our profitable business model and remarkable progress.

On November 26, 2014, we received capital contribution in the amount of RMB 107.5 million (approximately $17,506,717), and paid off majority short term advances and payables. Although we will continue to invest in our business, with expected positive operating cash flow fueled by our profit, we believe our operating cash sufficient to sustain current level operations for at least the next twelve months.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Going concern

The Report of Our Independent Registered Public Accounting Firm Contains Explanatory Language That Substantial Doubt Exists About Our Ability To Continue As A Going Concern.

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $10,731,228, a stockholder's deficiency of $3,279,928 and a working capital deficiency of $17,801,255 as of September 30, 2014, a net loss of $3,168,017 and net cash used in operating activities of $608,022 for the nine months ended September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to further implement its business plan and generate sufficient revenue and to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

While our significant accounting policies are fully described in Note 2 to our consolidated financial statements for the year ended December 31, 2012 and 2013 ,the nine months ended September 30, 2014, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management’s discussion and analysis.

Accounts receivable

Accounts receivable are recorded net of allowance for doubtful accounts. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. Periodically, management assesses customer credit history and relationships as well as performs accounts receivable aging analysis. Based on the results, management determines whether certain balances are deemed uncollectible at the end of each period. Currently, we have no, or have a few accounts receivables due to our nature of business.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Estimated Useful Life
Electronic equipment	3 years
Office furniture	5 years
Buildings	20 years

Revenue recognition

The Company derives its core revenues primarily from marketing services, memberships, commissions and membership. Revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, service is performed and collectability of the related fee is reasonably assured.

Marketing services mainly consists of online and offline membership card sales, advertising income from direct mail (DM),electronic direct email(EDM) and Advertising revenue is recognized ratably over the period in which the advertisement by displaying of an online storefront on our marketplace through our e-commerce platform. Discounted membership cards sales revenue is recognized when the card is delivered to the customer

Membership is a terminal operating merchant of our e-commerce platform. Members can buy our membership card at discount rate and resale of the membership cards to general consumers. Membership fee income is recognized ratably over the term of the membership when membership service is provided.

Commissions on transactions are the income shared the profits with our contracted or associated online and offline stores when cardholder shopping with that store by using membership cards. Commission income is earned when a transaction is completed and settled through the DLD supported payment system on online and offline retail marketplace. Commission on the transaction is recognized when the underlying transaction is completed.

Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Foreign Currency Translation and Transactions

The accompanying audited consolidated financial statements are presented in U.S. dollars (“USD”). DLD Great Industries Ltd. and DLD International Group Limited’s functional currency in portion is Hong Kong Dollar (“HKD”) but keep the accounting book in US dollars; Beijing DLD Enterprise Management Consulting Co.,Ltd ,DLD Technology Co., Ltd. and its 7 branch companies and its subsidiary company Henan Dianliandian Information Technology Co., Ltd. and Shenzhen Tonychengyi Sanxing Weiye Internet Technology Co., Ltd.’s functional currency is Chinese Yuan Renminbi (“RMB”). The audited consolidated financial statements are translated into USD in accordance with the Codification ASC 830, Foreign Currency Matters. All assets and liabilities were translated at the current exchange rate, at respective balance sheet dates, stockholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the reporting periods. The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in stockholders’ equity in Accordance with the Codification ASC 220, Comprehensive Income.

Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. There were no material transaction gains or losses in the periods presented.

Cash flow from the Company’s operations included in the statement of cash flows is calculated based upon the functional currency using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with arithmetical changes in the corresponding balances on the consolidated balance sheets. No presentation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company since it has not engaged in any significant transactions that are subject to the restrictions.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	September 30,	December 31,	September 30,	December 31,
	2014	2013	2013	2012

Quarter and year end RMB:USD exchange rate	6.1547	6.1122	6.1439	6.3086

Average nine months and yearly RMB:USD exchange rate	6.148	6.1943	6.1247	6.3116

Recently Issued Accounting Pronouncements

Refer to Note 2 in the accompanying audited and unaudited financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 25 Fordham Drive, Buffalo, New York 14216.

	Amount and Nature of
	Beneficial Ownership
	Common Stock (1)
	No. of
Name and Address of Beneficial Owner	Shares	% of Class
Directors and Officers
Fenglin Wang, Chairman and President and Chief Executive Officer	1,940,000(2)	92.37%
Keren Zhao, Chief Executive Officer*	0	-
Fang Wang, Director	0	-
All officers and directors as a group (2 persons)	1,940,000	92.37%

* Ms. Keren Zhao resigned as our Chief Executive Officer in connection with the Share Exchange Agreement.

(1)	Based on 2,100,215 shares of common stock issued and outstanding as of December 31, 2014.
(2)	Based on 97% ownership of DLD BVI, DLD Group Inc issued 2 million shares for acquisition of DLD BVI.

DIRECTORS AND EXECUTIVE OFFICERS

The following chart lists all of the Officers of the Company and their respective ages, position and term of service, after the closing of our reverse acquisition of DLD BVI.

Name	Age	Position
Fenglin Wang	58	Chairman and President and Chief Executive Officer
Fang Wang	27	Director

Mr. Fenglin Wang, 58, Chairperson of the Board of Directors, President and Chief Executive Officer. In 2009, Mr. Wang founded and is Chairman of Dianliandian (DLD) Discount shopping service network, a leading online, discount shopping service based in Shenzhen City, China. Mr. Wang graduated from Henan University of Finance and Economics, major in Accounting in 1993 and graduated from Teacher Training School of Hua County of Henan Province in 1984.

Ms. Fang Wang, 27, Director, is the daughter of Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President of the Registrant. Ms. Wang received a Bachelor of International Business from Tianjin Foreign Trade Training College in 2009 with a concentration in Financial Management. Since, July 2009, Ms. Wang has been a Director, owner and the Financial Manager of Dianliandian Science & Technology Co.,Ltd and since January 2012 has served as Director of DLD Group Inc, NYS.

Employment Agreements

We currently do not have employment agreements with our officers and directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

Mr. Fenglin Wang is father of Ms. Fang Wang.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

  the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, each person who, at the time during the most recent fiscal year, was a director, executive officer and beneficial owners of more than 10% of the common stock of the Company, has complied with all Section 16(a) filing requirements with respect to the fiscal year ended December 31, 2013, other than as set forth below.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee. We do not have an audit committee financial expert serving on our Board of Directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended December 31, 2013 and 2012 in all capacities for the accounts of our executives:

Summary Compensation Table

Non-Qualified
						Non-Equity	Deferred	All Other
Name and				Stock	Option	Incentive Plan	Compensation	Compensation	Totals
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Fengling Wang, Chairman and Chief Executive Officer	2013 2012	$ 0 $ 0	0 0	0 0	0 0	0 0	0 0	0 0	$ 0 $ 0
Keren Zhao, Chief Executive Officer*	2013 2012	$ 0 $ 0	0 0	0 0	0 0	0 0	0 0	0 0	$ 0 $ 0

* Ms. Keren Zhao resigned from her position as the Chief Executive Officer of DLD Group, Inc. effective as of the closing of the Share Exchange Agreement.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees. We had no options outstanding as of December 31, 2013.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements with our officers or directors currently.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as disclosed below, there have been no transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years:

DLD HK advanced $60,000 for the period ended September 30, 2014, none of which has been repaid. The advance is interest free, due on demand and without collateral.

During the year ended December 31, 2013, Mr. Fenglin Wang, our President contributed $1,000 of cash to the Company. The amount contributed was recorded as additional paid in capital in 2013.

During the year ended December 31, 2013, a related party paid $55,867 of expenses on behalf of the Company. The amount paid was recorded as additional paid in capital in 2013.

Subsequent to December 31, 2013, a related party paid expenses amounted to $2,500 on behalf of the Company.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

No established public trading market exists for the Company’s common stock as of the date hereof.

Common Stock

Our Articles of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 500,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, there are no shares of preferred stock issued and outstanding.

Holders

As of the date hereof, there are 146 stockholders of record holding an aggregate of 2,100,215 shares of the Company’s common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, 2,100,215 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Pacific Stock Transfer Company with an address of 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The 2,000,000 shares of our common stock issued to the former shareholders of DLD BVI in connection with the Share Exchange were offered and sold to such persons in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report, which disclosure is incorporated herein by reference.

As disclosed in Items 1.01 and 2.01 of this Report, in connection with the Share Exchange, on December 30, 2014, we issued 2,000,000 shares of common stock to the former shareholders of DLD BVI in exchange for all of the outstanding shares of DLD BVI. As such, immediately following the Share Exchange, the former shareholders of DLD BVI held approximately 95.23% of the total voting power of our common stock entitled to vote.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Resignation of Directors

Effective December 30, 2014, Keren Zhao resigned as the chairman and the sole member of our board of directors. Her resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(b) Resignation of Officers

Effective December 30, 2014, Keren Zhao resigned as our Chief Executive Officer. Her resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices but was the result of the Exchange Agreement and change of control transaction referred to in Items 1.01 and 5.01 of this Report.

(c) Appointment of Directors

Effective December 30, 2014, the following persons were appointed as members of the Board of Directors:

Name	Age	Principal Positions With Us
Fengling Wang	58	Chairman and C.hief Executive Officer
Fang Wang	27	Director

For certain biographical and other information regarding Mr. Fengling Wang and Ms. Fang Wang, see the disclosure under “Item 2.01 —Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Family Relationships

Fengling Wang and Fang Wang are father and daughter.

(d) Appointment of Officers

Effective December 30, 2014, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Principal Positions With Us
Fengling Wang	58	Chief Executive Officer

For certain biographical and other information regarding Mr. Fengling Wang, see the disclosure under “Item 2.01 —Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

(e) Employment Agreements of the Executive Officers

The Company has not entered into formal employment agreements with any of its executive officers, however, intends to enter into written employment agreements with each of them subsequent to the Closing.

ITEM 5.06        CHANGE IN SHELL COMPANY STATUS.

Following the closing of the Exchange Agreement described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01        FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Combined Audited Financial Statements for the year ended December 31, 2013 and 2012 for DLD BVI.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Combined Unaudited Financial Statements for the nine months ended September 30, 2014 and 2013 for DLD BVI.

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of DLD Group, Inc. and its subsidiaries.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits.

Exhibit
No.	Description
2.1	Share Exchange Agreement, dated December 30, 2014, by and among the Company, DLD BVI and the former principal shareholders of DLD BVI.
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
10.1	Exclusive Business Cooperation Agreement
10.2	Exclusive Option Agreement
10.3	Share Pledge Agreement
99.1	Combined Audited Financial Statements for the year ended December 31, 2013 and 2012 for DLD BVI.
99.2	Combined Unaudited Financial Statements for the nine months ended September 30, 2014 and 2013 for DLD BVI.
99.3	Unaudited Pro Forma Combined Financial Information of DLD Group, Inc. and its subsidiaries

(1) Incorporated herein by reference to the Company’s Registration Statement on Form 10SB-12G/A filed with the Commission on November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DLD GROUP, INC.

Date: December 31, 2014	By:	/s/ Keren Zhao
Keren Zhao
Resigning Chief Executive Officer

/s/ Fengling Wang
Fengling Wang
Chairman and Chief Executive Officer